EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4273
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2024 FOURTH QUARTER RESULTS
FY24 revenue of $764 million, up 15.2% from $663 million in FY23, driven by growth in HBM revenue;
Announces acquisition of minority interest in FICT Limited, a key supplier of industry-leading, high-performance advanced probe card components

LIVERMORE, Calif. — February 5, 2025 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the fourth quarter of fiscal 2024 ended December 28, 2024. Quarterly revenues were $189.5 million, a decrease of 8.9% compared to $207.9 million in the third quarter of fiscal 2024, and an increase of 12.7% from $168.2 million in the fourth quarter of fiscal 2023. For fiscal 2024, FormFactor recorded revenues of $764 million, up 15.2% from $663 million in fiscal 2023.

•High Bandwidth Memory grew fourfold in fiscal 2024 compared to the prior year, driven by adoption of Generative AI, overcoming persistent lackluster demand in important high-unit-volume markets like PCs and mobile handsets.
•DRAM probe-card revenue during the fourth quarter set third consecutive quarterly record.
•Continued focus on expanding and diversifying FormFactor’s market position in enabling advanced packaging, through new customer qualifications in client PCs and server applications and new high-performance-compute applications.
•FICT acquisition with MBK Partners solidifies FormFactor’s access to FICT’s technologies and products, which are an important component of advanced probe cards.

“As expected, FormFactor reported sequentially lower fourth-quarter revenue, gross margin, and non-GAAP earnings per share, driven by the forecasted reduction in Foundry & Logic probe-card revenue,” said Mike Slessor, CEO of FormFactor, Inc. “This was partially offset by growth in DRAM probe-card revenue, with HBM increasing to approximately half of DRAM revenue.”

FormFactor also announced today that together with MBK Partners (“MBKP”), the largest private equity firm in North Asia, it is acquiring FICT Limited (“FICT”) from Advantage Partners Inc. FICT, headquartered in Nagano, Japan, has been providing the semiconductor test and high-performance computing industries with complex multi-layer organic substrates, printed circuit boards, and related leading-edge technologies and services since its inception as a Fujitsu business unit in 1967. This acquisition is designed to strengthen and grow FICT’s business, and the FormFactor+MBKP consortium is committed to advancing FICT’s mission to serve its entire customer base.

With this transaction, FormFactor invests approximately US$60M into the consortium. FormFactor will hold a minority, non-controlling stake of 20% and will be granted a seat on the company’s board of directors. All required regulatory and third-party approvals and conditions have been satisfied and the transaction is expected to close within the current quarter. The transaction is not expected to have a material impact on FormFactor’s results of operations.

“The semiconductor industry’s rapidly accelerating adoption of advanced packaging requires increased investment and stronger collaboration across the test and assembly supply chain,” said Mike Slessor, FormFactor’s CEO. “FormFactor’s investment in FICT builds on our long-term collaboration with them as a supplier of the industry-leading, high-performance components we use in our advanced probe cards, and provides a platform for accelerated development of tomorrow’s test and packaging consumables.”

“We’ve built a partnership with MBKP, North Asia’s leading private equity firm, with a shared vision to enhance FICT’s long-term value by fully serving all of FICT’s existing and potential customers,” Slessor concluded.

Fourth Quarter and Fiscal 2024 Highlights

On a GAAP basis, net income for the fourth quarter of fiscal 2024 was $9.7 million, or $0.12 per fully-diluted share, compared to net income for the third quarter of fiscal 2024 of $18.7 million, or $0.24 per fully-diluted share, and net income for the fourth quarter of fiscal 2023 of $75.8 million, or $0.97 per fully-diluted share. Net income for fiscal 2024 was $69.6 million, or $0.89 per fully-diluted share, compared to net income for fiscal 2023 of $82.4 million, or $1.05, per fully-diluted share. Gross margin for the fourth quarter of 2024 was 38.8%, compared with 40.7% in the third quarter of 2024, and 40.4% in the fourth quarter of 2023. Gross margin for fiscal 2024 was 40.3%, compared to 39.0% for fiscal 2023. The GAAP financial results for the fourth quarter of 2023 and fiscal 2023 include a $73.0 million gain from the sale of FRT that has been excluded from FormFactor's fourth quarter and fiscal 2023 non-GAAP results. The GAAP financial results for fiscal 2024 include a $20.3 million gain from the sale of our China operations that has been excluded from FormFactor's fiscal 2024 non-GAAP results.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2024 was $21.3 million, or $0.27 per fully-diluted share, compared to net income for the third quarter of fiscal 2024 of $27.2 million, or $0.35 per fully-diluted share, and net income for the fourth quarter of fiscal 2023 of $15.7 million, or $0.20 per fully-diluted share. Non-GAAP net income for fiscal 2024 was $90.2 million, or $1.15 per fully-diluted share, compared to net income of $56.8 million, or $0.73 per fully-diluted share for fiscal 2023. On a non-GAAP basis, gross margin for the fourth quarter of 2024 was 40.2%, compared with 42.2% in the third quarter of 2024, and 42.1% in the fourth quarter of 2023. Non-GAAP gross margin for fiscal 2024 was 41.7%, compared to 40.7% for fiscal 2023.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the fourth quarter of fiscal 2024 was $35.9 million, compared to $26.7 million for the third quarter of fiscal 2024, and $9.3 million for the fourth quarter of fiscal 2023. Free cash flow for the fourth quarter of fiscal 2024 was $28.8 million, compared to free cash flow for the third quarter of fiscal 2024 of $20.0 million, and free cash flow for the fourth quarter of 2023 of negative $0.3 million. GAAP net cash provided by operating activities for fiscal 2024 was $117.5 million, compared to $64.6 million for fiscal 2023. Free cash flow for fiscal 2024 and fiscal 2023 was $82.8 million and $11.4 million, respectively. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “We continue to see slow demand in important high-unit-volume markets, like client PCs and mobile handsets, through the first quarter, with anticipated sequential reductions in demand for both non-HBM DRAM probe cards and Systems. That notwithstanding, as we move through 2025, we expect an overall increase in demand for FormFactor’s products.”

For the first quarter ending March 29, 2025, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$170 million +/- $5 million	—	$170 million +/- $5 million
Gross Margin	36.5% +/- 1.5%	$3 million	38% +/- 1.5%
Net income per diluted share	$0.07 +/- $0.04	$0.12	$0.19 +/- $0.04
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, amortization of intangible assets and fixed asset fair value adjustments due to acquisitions, and restructuring charges, net of applicable income tax impacts.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PT, or 4:25 p.m. ET, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our website at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and twelve months ended months ended December 28, 2024, and for outlook provided before, as well as for the comparable periods of fiscal 2023, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, including under the heading “Outlook” above, customer demand, conditions in the semiconductor industry, the timing of completion of the FICT acquisition, the expected benefit thereof and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” “forecast,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; delays in the consummation of the FICT acquisition; the potential impact on the business of FormFactor and FICT due to uncertainties in connection with the acquisition; the retention of employees of FICT following acquisition; the ability of FormFactor to achieve expected benefits from the FICT acquisition; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as military conflicts, political volatility, infectious diseases and pandemics, and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. In addition, there are varying barriers to international trade, including restrictive trade and export regulations such as the US-China restrictions, dynamic tariffs, trade disputes between the U.S. and other countries, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenues	$189,483	$207,917	$168,163	$763,599	$663,102
Cost of revenues	115,903	123,212	100,229	455,676	404,522
Gross profit	73,580	84,705	67,934	307,923	258,580
Operating expenses:
Research and development	30,504	31,243	28,166	121,938	115,765
Selling, general and administrative	35,226	35,607	31,451	141,786	133,012
Total operating expenses	65,730	66,850	59,617	263,724	248,777
Gain on sale of business	—	—	72,953	20,581	72,953
Operating income	7,850	17,855	81,270	64,780	82,756
Interest income, net	3,472	3,650	2,376	13,693	6,796
Other income (expense), net	617	(558)	(1,546)	939	(285)
Income before income taxes	11,939	20,947	82,100	79,412	89,267
Provision for income taxes	2,234	2,211	6,254	9,798	6,880
Net income	$9,705	$18,736	$75,846	$69,614	$82,387
Net income per share:
Basic	$0.13	$0.24	$0.98	$0.90	$1.06
Diluted	$0.12	$0.24	$0.97	$0.89	$1.05
Weighted-average number of shares used in per share calculations:
Basic	77,267	77,406	77,684	77,340	77,370
Diluted	77,982	78,439	78,410	78,437	78,159

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
GAAP Gross Profit	$73,580	$84,705	$67,934	$307,923	$258,580
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	555	530	756	2,216	4,336
Stock-based compensation	1,944	1,934	2,053	7,738	6,854
Restructuring charges	32	524	—	639	357
Non-GAAP Gross Profit	$76,111	$87,693	$70,743	$318,516	$270,127

GAAP Gross Margin	38.8%	40.7%	40.4%	40.3%	39.0%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	0.4%	0.3%	0.5%	0.3%	0.6%
Stock-based compensation	1.0%	0.9%	1.2%	1.0%	1.0%
Restructuring charges	—%	0.3%	—%	0.1%	0.1%
Non-GAAP Gross Margin	40.2%	42.2%	42.1%	41.7%	40.7%

GAAP operating expenses	$65,730	$66,850	$59,617	$263,724	$248,777
Adjustments:
Amortization of intangibles and other	(191)	(191)	(518)	(764)	(4,081)
Stock-based compensation	(8,269)	(7,002)	(7,230)	(32,025)	(31,762)
Restructuring charges	(371)	(298)	—	(767)	(1,183)
Costs related to sale and acquisition of businesses	(1,689)	(13)	(268)	(2,391)	(2,407)
Non-GAAP operating expenses	$55,210	$59,346	$51,601	$227,777	$209,344

GAAP operating income	$7,850	$17,855	$81,270	$64,780	$82,756
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	746	721	1,274	2,980	8,417
Stock-based compensation	10,213	8,936	9,283	39,763	38,616
Restructuring charges	403	822	—	1,406	1,540
Gain on sale of business, net of cost related to sale and acquisition of businesses	1,689	13	(72,685)	(18,190)	(70,546)
Non-GAAP operating income	$20,901	$28,347	$19,142	$90,739	$60,783

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
GAAP net income	$9,705	$18,736	$75,846	$69,614	$82,387
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions, and other	746	721	1,274	2,980	8,417
Stock-based compensation	10,213	8,936	9,283	39,763	38,616
Restructuring charges	415	822	—	1,418	1,540
Gain on sale of business, net of cost related to sale and acquisition of businesses	1,689	13	(72,685)	(18,190)	(70,546)
Income tax effect of non-GAAP adjustments	(1,445)	(2,002)	2,026	(5,368)	(3,624)
Non-GAAP net income	$21,323	$27,226	$15,744	$90,217	$56,790

GAAP net income per share:
Basic	$0.13	$0.24	$0.98	$0.90	$1.06
Diluted	$0.12	$0.24	$0.97	$0.89	$1.05

Non-GAAP net income per share:
Basic	$0.28	$0.35	$0.20	$1.17	$0.73
Diluted	$0.27	$0.35	$0.20	$1.15	$0.73

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended
	December 28, 2024	December 30, 2023
Cash flows from operating activities:
Net income	$69,614	$82,387
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	30,321	30,603
Amortization	2,582	6,850
Stock-based compensation expense	39,763	38,616
Provision for excess and obsolete inventories	12,342	15,003
Gain on sale of business	(20,581)	(72,953)
Non-cash restructuring charges	428	—
Other activity impacting operating cash flows	(16,507)	(35,904)
Net cash provided by operating activities	117,534	64,602
Cash flows from investing activities:
Acquisition of property, plant and equipment	(38,436)	(56,027)
Proceeds from sale of business	21,585	101,785
Purchases of marketable securities, net	(15,129)	(16,709)
Purchase of promissory note receivable	(1,500)	—
Net cash provided by (used in) investing activities	(33,480)	29,049
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(53,302)	(19,801)
Proceeds from issuances of common stock	9,748	8,822
Principal repayments on term loans	(1,075)	(1,045)
Tax withholdings related to net share settlements of equity awards	(19,983)	(10,687)
Net cash used in financing activities	(64,612)	(22,711)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,509)	(2,649)
Net increase in cash, cash equivalents and restricted cash	15,933	68,291
Cash, cash equivalents and restricted cash, beginning of period	181,273	112,982
Cash, cash equivalents and restricted cash, end of period	$197,206	$181,273

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 28, 2024	September 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Net cash provided by operating activities	$35,913	$26,731	$9,250	$117,534	$64,602
Adjustments:
Sale of business and acquisition related payments in working capital	506	2,134	268	3,317	2,407
Cash paid for interest	93	97	105	391	422
Capital expenditures	(7,663)	(8,939)	(9,933)	(38,436)	(56,027)
Free cash flow	$28,849	$20,023	$(310)	$82,806	$11,404

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 28, 2024	September 28, 2024	December 30, 2023
ASSETS
Current assets:
Cash and cash equivalents	$190,728	$184,506	$177,812
Marketable securities	169,295	169,961	150,507
Accounts receivable, net of allowance for credit losses	104,294	116,866	102,957
Inventories, net	101,676	105,374	111,685
Restricted cash	3,746	3,773	1,152
Prepaid expenses and other current assets	35,389	34,302	29,667
Total current assets	605,128	614,782	573,780
Restricted cash	2,732	2,210	2,309
Operating lease, right-of-use-assets	22,579	25,034	30,519
Property, plant and equipment, net of accumulated depreciation	210,230	204,108	204,399
Goodwill	199,171	200,137	201,090
Intangibles, net	10,355	11,017	12,938
Deferred tax assets	92,012	92,826	78,964
Other assets	4,008	3,669	2,795
Total assets	$1,146,215	$1,153,783	$1,106,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$62,287	$52,086	$63,857
Accrued liabilities	43,742	46,508	41,037
Current portion of term loan, net of unamortized issuance costs	1,106	1,098	1,075
Deferred revenue	15,847	20,972	16,704
Operating lease liabilities	8,363	8,512	8,422
Total current liabilities	131,345	129,176	131,095
Term loan, less current portion, net of unamortized issuance costs	12,208	12,488	13,314
Long-term operating lease liabilities	17,550	19,731	25,334
Deferred grant	18,000	18,000	18,000
Other liabilities	19,344	19,378	10,247
Total liabilities	198,447	198,773	197,990

Stockholders’ equity:
Common stock	77	77	77
Additional paid-in capital	837,586	845,466	861,448
Accumulated other comprehensive loss	(10,840)	(1,773)	(4,052)
Accumulated income	120,945	111,240	51,331
Total stockholders’ equity	947,768	955,010	908,804
Total liabilities and stockholders’ equity	$1,146,215	$1,153,783	$1,106,794

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F